Exhibit 10.5
FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of June 30, 2009 (provided, that the provisions of Section 5 shall be effective as of the date provided therein), by and among DELEK REFINING, LTD. (individually and, in its capacity as the representative of the other Borrowers pursuant to Section 2.27 of the Credit Agreement (as hereafter defined), “Delek Refining”), a Texas limited partnership; and DELEK PIPELINE TEXAS, INC. (“Delek Pipeline”), a Texas corporation; (Delek Refining and Delek Pipeline being referred to jointly as the “Borrowers,” and individually as a “Borrower”); various financial institutions (“Lenders”); SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as issuing bank (the “Issuing Bank”), as swingline lender (the “Swingline Lender”), and in its capacity as collateral agent for the Lenders (the “Collateral Agent”; the Administrative Agent and Collateral Agent are each hereafter referred to from time to time individually as an “Agent” and jointly as “Agents”).
Recitals:
     Borrowers, Lenders and Agents are parties to a certain Second Amended and Restated Credit Agreement, dated October 13, 2006, as amended as of December 15, 2008, January 30, 2009, February 13, 2009 and February 18, 2009 (as at any time further amended, restated or otherwise modified, the “Credit Agreement”), pursuant to which Lenders have made certain revolving credit loans and other extensions of credit to Borrowers.
     The Administrative Agent, the Lenders signatory hereto and the Borrowers desire to amend the Credit Agreement as set forth hereinafter.
     NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.
     2. Amendment to Definition. The definition indicated of “Issuing Bank” is hereby amended and restated to provide as follows:
     “Issuing Bank” shall mean SunTrust Bank or Wachovia Bank, National Association, and any other Lender designated as an Issuing Bank in accordance with the provisions of Section 2.23(k), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.23(m). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Banks” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
     3. Amendment to Section 2.23. Section 2.23 is hereby amended by adding thereto the following clauses:

     (k) Additional Issuing Banks. The Borrowers may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this clause (k) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Banks and such Lender in their capacities as Issuing Banks.
     (l) Reporting by Issuing Banks to the Administrative Agent. Each Issuing Bank shall deliver to the Administrative Agent (i) as of the last day of each month and otherwise upon request of the Administrative Agent, a certificate identifying the Letters of Credit outstanding by such Issuing Bank, the amount and expiration date of each such Letter of Credit, the beneficiary thereof and any other information reasonably requested by the Administrative Agent with respect to such Letters of Credit, and (ii) concurrently therewith, (x) notice of the issuance of a Letter or Credit by such Issuing Bank, (y) notice of the amount of each draw under any such Letter of Credit and (z) notice of the termination or cancellation of any such Letter of Credit.
     (m) Resignation or Replacement of an Issuing Bank. An Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Borrowers and the Lenders, and an Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank, if any. The Administrative Agent shall notify the Lenders of any such resignation or replacement of an Issuing Bank, as the case may be. The notice of resignation of an Issuing Bank shall not affect or impair any Letter of Credit previously issued by such Issuing Bank.
     4. Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents, in each case as amended hereby.
     5. Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Credit Agreement and the other Loan Documents executed by Borrowers are legal, valid and binding obligations of Borrowers that are enforceable against Borrowers in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by each Borrower); and the security interests and liens granted by Borrowers in favor of Administrative Agent, for the benefit of itself and Lenders, are duly perfected, first priority security interests and liens to the extent provided therein.
     6. Representations and Warranties. Each Borrower represents and warrants to Agents and Lenders, to induce Agents and Lenders to enter into this Amendment, that (a) no Default or Event of Default exists on the date hereof; (b) the execution, delivery and performance of this Amendment have been duly authorized by all requisite company action on the part of each Borrower and this Amendment has been duly executed and delivered by each Borrower; and (c) all of the representations and warranties made by Borrowers in the Credit Agreement are true and correct, in all material respects, on and as of the date hereof, except those representations and warranties made as of a specific date in which such case such representations and warranties were true and correct as of such date.
     7. Reference to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
     8. Breach of Amendment. This Amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default (following the expiration of any applicable cure period).
     9. Conditions Precedent. The effectiveness of the provisions contained in this Amendment are subject to the Administrative Agent’s receipt of this Amendment duly executed by the parties hereto.
     10. Expenses of the Administrative Agent. Borrowers agree to pay all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.
     11. Miscellaneous. This Amendment shall be effective upon acceptance by the Administrative Agent and Lenders, whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.
     12. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.
     13. Further Assurances. Each Borrower agrees to take such further actions as the Administrative Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

DELEK REFINING, LTD.

By: DELEK US REFINING GP, LLC
Title: General Partner

By	/s/ Gregory A. Intemann Name: Gregory A. Intemann
Title: Treasurer

By	/s/ Joane Walker

Name: Joane Walker
Title: VP — CAO

DELEK PIPELINE TEXAS, INC.

By	/s/ Gregory A. Intemann

Name: Gregory A. Intemann
Title: Treasurer

By	/s/ Joane Walker

Name: Joane Walker
Title: VP — CAO
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SUNTRUST BANK, as Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender
By:	/s/ Brian O’Fallon
Brian O’Fallon, Director

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